UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2018

M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

Effective on February 2, 2018, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of the executive officers of the Company.

Executive Bonus for 2017 – CEO and COO

Two of the Company’s executive officers, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, Chief Operating Officer, are eligible for awards under the Company’s 2013 Executive Officer Performance-Based Compensation Plan approved by the Company's shareholders (the “2013 Performance-Based Plan”). The bonus payment that could be earned for 2017 under the 2013 Performance-Based Plan was subject to a $5.0 million dollar cap established by the Committee. In addition, any bonus earned in excess of $4.0 million would be paid in restricted stock.

The Committee determined, based on the 2017 goal under the 2013 Performance-Based Plan, that each executive earned a cash bonus of $4.0 million and a restricted stock award of $716,689 valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

Executive Bonus for 2017 – CFO and GC

The Committee determined that the Chief Financial Officer, Robert N. Martin, and the General Counsel, Michael Touff, were entitled to an annual bonus for 2017 of a percentage of base pay based on the respective performance of each executive regarding Key Performance Indicators (“KPIs”) established for his position.   Based on its evaluation of performance relative to the established KPIs, the Committee awarded Mr. Martin a performance bonus of $600,000 and Mr. Touff a performance bonus of $400,000.

The Compensation Committee also awarded Messrs. Martin and Touff $220,000 and $50,000, respectively, in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

CFO Base Salary

The Compensation Committee determined that Mr. Martin’s base salary would increase to $660,000 annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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M.D.C. HOLDINGS, INC.

Dated: February 5, 2018	By:	/s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

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